UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2007

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On December 10, 2007, Pharmacyclics, Inc. a Delaware corporation (the "Registrant"), announced the results from a Phase 1/2 study demonstrating a 59 percent overall response rate in patients with multiple recurrent non-Hodgkin's lymphoma (NHL) who were treated with Xcytrin® (motexafin gadolinium) Injection in combination with Zevalin® (Yttrium Ibritumomab Tiuxetan). The Company also presented data from preclinical studies demonstrating anti-tumor activity in lymphoma with its Bruton's tyrosine kinase (BTK) inhibitor and with its novel histone deacetylase (HDAC) inhibitor in combination with Velcade® (bortezmib). These data were presented at the American Society of Hematology (ASH) 49th Annual Meeting taking place the week of December 10, 2007 in Atlanta, Georgia.

The foregoing description is qualified in its entirety by reference to the Registrant's Press Release dated December 10, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Xcytrin® is a registered trademark of Pharmacyclics, Inc.

Zevalin® is a registered trademark of Biogen Idec, Inc.

Velcade® is a registered trademark of Millennium Pharmaceuticals, Inc.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.
Exhibit No.	Description
99.1	Press Release of Pharmacyclics, Inc. dated December 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   December 10, 2007

PHARMACYCLICS, INC. By: /s/ LEIV LEA Name: Leiv Lea Title: Vice President, Finance & Administration and CFO and Secretary

INDEX TO EXHIBITS
Exhibit	Description
99.1	Press Release of Pharmacyclics, Inc. dated December 10, 2007. PDF

         PDF    Also provided in PDF as a courtesy.